UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 7, 2024

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director

On June 7, 2024, Jonathan Coslet notified Cushman & Wakefield plc (the “Company”) of his decision to resign from the Board, effective immediately, which the Board accepted. Mr. Coslet had been designated as a nominee for director by TPG Drone Investment, L.P. and TPG Drone Co-Invest, L.P (collectively, “TPG”) pursuant to the Shareholders Agreement, dated August 6, 2018, by and among the Company, TPG, PAGAC Drone Holding I LP and the other parties named therein (the “Shareholders Agreement”), and has been a director since the Company’s initial public offering in 2018. Mr. Coslet’s decision to resign is not due to any disagreement with the Company or its management relating to the Company’s operations, policies or practices. The Company thanks Mr. Coslet for his service and wishes him well.

Notwithstanding TPG’s right to designate a replacement director pursuant to the terms of the Shareholders Agreement, TPG has advised the Company that it will not designate a director to fill the vacancy created by Mr. Coslet’s resignation. In addition, TPG has indefinitely waived all of its remaining appointment and approval rights pursuant to the Shareholders Agreement.

As of June 7, 2024, all shareholders that are a party to the Shareholders Agreement no longer have the right to nominate any directors to the Board pursuant to Article III thereof, and as such, the Shareholders Agreement automatically terminated without any further action by any party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Executive Vice President, General Counsel and Corporate Secretary